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                                                                  Exhibit 10(vv)

                           SUPPLEMENTAL SAVINGS PLAN
                                      OF
                             LOCKHEED CORPORATION

                  (As Amended and Restated December 6, 1995)



                                   ARTICLE I
                                   ---------


                              PURPOSE OF THE PLAN
                              -------------------

          This Plan is established to supplement the benefits of certain employees under the Lockheed Salaried Employees Savings Plan Plus ("Savings Plan") whose benefits are reduced by (1) the limitation on Annual Additions under Code Section 415 and (2) the compensation limit under Code Section 401(a)(17). It is intended that this Plan shall be an Excess Benefit Plan as defined in Section 3 (36) of the Employee Retirement Income Security Act of 1974.

          The terms and definitions used in the Savings Plan are incorporated by reference in this Plan unless superseded by this Plan's terms.

                                  ARTICLE II
                                  ----------


                                  DEFINITIONS
                                  -----------

          1. PLAN -- Supplemental Savings Plan of Lockheed Corporation

          2. ANNUAL ADDITION -- The term defined in Section 5.02(c)(1) of the Savings Plan.

          3. BOARD OF DIRECTORS -- The Board of Directors of Lockheed
Corporation.

          4. CODE -- The Internal Revenue Code of 1986, as amended from time to time.

          5. COMMITTEE -- The Management Development and Compensation Committee of the Board of Directors appointed by the Board of Directors.

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          6. CORPORATION -- Lockheed Corporation and its Subsidiaries.





          7. PARTICIPANT -- Any employee who meets the Article III eligibility requirements.

          8. SAVINGS PLAN -- The Lockheed Salaried Employees Savings Plan Plus.

          9. EXCESS SAVINGS AMOUNT -- The amount a Participant specifies to be credited to the Participant's Account in lieu of paying such amount to the Participant in cash, in accordance with the Participant's election to defer such payment.



                                  ARTICLE III
                                  -----------


                         ELIGIBILITY FOR PARTICIPATION
                         -----------------------------

          Employees of the Corporation who are Participants in the Savings Plan and (1) whose benefits in that Plan are affected by (a) the Annual Additions limitation of Code Section 415 or (b) the Code Section 401(a) (17) compensation limit, or (2) who, prior to August 29, 1994, entered into a Termination Benefits Agreement with Lockheed Corporation, may participate in the Plan. No member of the Committee shall be eligible to participate in the Plan.



                                  ARTICLE IV
                                  ----------


                                 PLAN BENEFITS
                                 -------------

          Each Participant shall be entitled to receive a benefit under this Plan which is the difference between the Participant's benefit under the Savings Plan and the approximate benefits that would have been payable under that Plan except for (1) the limitations on Annual Additions to a Participant's Account under Code Section 415, as provided in Section 5.02 of the Savings Plan, and/or
(2) the Elective Deferral limitation of Code Section 402(g), and/or the compensation limit under Code Section

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401(a)(17). In addition, if a Participant becomes entitled to the benefits described in Section 6(c) of his or her Termination Benefits Agreement on account of the merger of Lockheed Corporation contemplated by the Agreement and Plan of Reorganization, dated as of August 29, 1994, by and among Lockheed Martin Corporation, Martin Marietta Corporation, and Lockheed Corporation, and such benefits have not otherwise been paid to the Participant prior to commencement of benefits under this Plan, such benefits shall be paid at the same time and in the same manner as the other benefits payable under this Plan.


                                   ARTICLE V
                                   ---------


                             EXCESS SAVINGS AMOUNT
                            ----------------------

     1. An eligible employee may become a Participant by Filing With the Committee documents specifying the Excess Savings Amount to be deducted from his wages and credited to his Participant's Account. The Excess Savings Amount deducted and credited shall be equal to the difference between the percentage requested by the Participant on the election form in accordance with Section 3 of the Savings Plan and

     (a) the Participant's actual Elective Deferral Percentage under the Savings Plan as limited by the Annual Additions limit, or

     (b) the Participant's actual Elective Deferral Percentage under the Savings Plan as limited by the Code Section 402(g) Elective Deferral limit, or

     (c)  the Code Section 401(a)(17) compensation limit.

     2. Such amount shall be effective coincident with the effective date of the Participant's Elective Deferral under the Savings Plan, and shall be irrevocable for that Plan Year.


                                  ARTICLE VI
                                  ----------


                             PARTICIPANT'S ACCOUNT
                             ---------------------

          A separate Participant's Account shall be maintained for each Participant which shall show in dollars (1) the Excess Savings Amount specified by the Participant and (2) the

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corresponding Corporation Matching Contributions, and in terms of Units, (3) the portion of the Participant's Account in the Bond Fund, the Securities Fund, and/or the short term investment fund ("STIF Fund") (the "Funds"). The Units shall be valued in accordance with the procedures followed in the Savings Plan.



                                  ARTICLE VII
                                  -----------

                       CORPORATION MATCHING CONTRIBUTION
                       ---------------------------------


          When the Participant's Excess Savings Amounts are credited to his Participant's Account, the Corporation will contribute for credit to the account an amount equal to sixty percent (60%) of such Excess Savings Amounts. The Corporation Matching Contribution, when added to the Corporation Matching Contribution made under the Savings Plan, shall not exceed four and eight tenths percent (4.8%) of the Participant's Weekly Rate of Compensation.



                                 ARTICLE VIII
                                 ------------

                           ALLOCATION SPECIFICATIONS
                           -------------------------

     1. Upon becoming a Participant, the Participant shall elect to have the value of the amount equal to the sum of (1) the Participant's Excess Savings Amount and (2) the Corporation Matching Contributions credited to his Participant's Account allocated to the Funds by Filing With The Committee. The election shall specify the percent of the total allocation in twenty five percent (25%) increments following the procedures established under the Savings Plan. A Participant may change the investment specifications and have the value of all Units credited to his Participant's Account reallocated in accordance with the procedures established under the Savings Plan.



                                  ARTICLE IX
                                  ----------


                              PAYMENT OF BENEFITS
                              -------------------

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          1. A Participant shall receive a cash payment in an amount equal to the dollar value of the Units in his Participant's Account coincident with or immediately following the date of Termination of Employment for any of the reasons set forth in Section 8.01 of the Savings Plan. Upon termination of employment for any other reason, a Participant shall receive a cash payment in an amount equal to the sum of the following:

     (a)  Amount of Payment
          -----------------

          (1) The dollar value of the Units in his Participant's Account credited to the Weekly Excess Savings Amounts; and

          (2) The vested portion of the dollar value of the Units in his Participant's Account which were credited to Corporation Matching Contributions. The vested portion of Corporation Matching Contributions shall be determined in accordance with the following:



               Years of Service     Vested Percent
               ----------------     --------------
               Less than 2 years           0%
               2 years                    25%
               3 years                    50%
               4 years                    75%
               5 years or more           100%

          (3) When a Participant Terminates Employment for reasons other than those set forth in Section 8.01 of the Savings Plan, the Participant shall forfeit all Units credited to the Participant's Account to which he is not entitled as a benefit under the provisions of this Article IX, and the Participant shall have no further rights in those Units.

     (b)  Payment Options
          ---------------

          (1) When an eligible employee becomes a Participant, he shall File with the Committee an election for the method of payment of benefits, as provided in paragraph (b)(2) of this Article IX. The election shall be irrevocable, and is applicable to the entire amount of the Participant's Account. However, a Participant may petition the Committee at any time prior to one year before his retirement to request a change in the method of payment described in paragraph (b)(2) of this Article IX, which the Committee, at its sole discretion, may grant.

          (2) A Participant may elect, in lieu of a cash payment, that the total number of Units in his Account be paid to

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him in five (5), ten (10), fifteen (15), or twenty (20) equal annual installments beginning on the last day of the month following the month in which the Participant's employment has been terminated. The dollar amount of each payment shall be equal to the dollar value of the Units to be paid in the installment, determined on the Valuation Date immediately preceding the date payment is due. When a Participant dies before payments begin, the Participant's method of payment election shall cease and his beneficiary shall receive a lump sum payment. When a Participant dies on or after payments begin but before payment of the entire amount due him, the dollar value of the remaining balance of the Units in the Participant's Account shall be paid in a lump sum to the Participant's beneficiary. The dollar value of the lump sum payment shall be determined on the Valuation Date immediately following the Participant's date of death. Election of the method of payment must be made in writing by Filing With the Committee when the Participant begins participation in the Plan. The election shall be irrevocable, as provided in Article V.

     (c) Notwithstanding anything in paragraph (a) or (b) of this Article IX (1) to the contrary, if immediately prior to retirement, the Participant was either
(i) the Chairman and Chief Executive Officer of Lockheed Martin Corporation and immediately following his retirement as an employee, was the Chairman of the Board of Lockheed Martin Corporation; or (ii) the Executive Vice President of Lockheed Martin Corporation and immediately following his retirement as an employee, was a member of the Board of Directors of Lockheed Martin Corporation, the payment will be made to that Participant on January 1, 1998 or as soon as practicable thereafter.

     (d) Immediate Payout Upon Change in Control
         ---------------------------------------

          (1) Notwithstanding any other provision of the Plan, all amounts accumulated and unpaid in each Participant's Account, as determined in paragraph
(a) of this Article IX, shall be paid in a single lump sum within fifteen (15) calendar days following a Change in Control. Paragraph (b) of this Article IX regarding Payment Options shall not apply to payments under this paragraph (c) and any elections made thereunder shall be void.

          (2) For purposes of this Plan, a Change in Control of shall be deemed to have occurred if (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of Lockheed Martin Corporation ("Lockheed Martin") or any of its subsidiaries, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or

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indirectly, of securities of Lockheed Martin representing thirty percent (30%)
or more of the combined voting power of Lockheed Martin's then outstanding securities; or (ii) during any period of two (2) consecutive years (not including any period prior to the adoption of this paragraph (c)), individuals who at the beginning of such period constitute the Board of Directors of Lockheed Martin, and any new director (other than a director designated by a person who has entered into an agreement with Lockheed Martin to effect a transaction described in clause (i) or (iii) of this paragraph) whose election by the Board of Directors of Lockheed Martin or nomination for election by Lockheed Martin's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or (iii) the shareholders of Lockheed Martin approve a merger or consolidation of Lockheed Martin with any other corporation, other than a merger or consolidation which would result in the voting securities of Lockheed Martin outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of Lockheed Martin or such surviving entity outstanding immediately after such merger or consolidation or (iv) the shareholders of Lockheed Martin approve a plan of complete liquidation of Lockheed Martin or an agreement for the sale or disposition by Lockheed Martin of all or substantially all of Lockheed Martin's assets.

          (3) A Change in Control shall not, however, include any transaction which has been approved by individuals who at the beginning of any period of at least two (2) consecutive years (not including any period prior to the adoption of this paragraph (c)) constitute the Board of Directors of Lockheed Martin, and any new director (other than a director designated by a person who has entered into an agreement with Lockheed Martin to effect a transaction described in clause (i) or (iii)) whose election by the Board of Directors of Lockheed Martin or nomination for election by Lockheed Martin's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

          (4) This paragraph (c) shall apply only to a Change in Control of Lockheed Martin and shall not cause immediate payout of any Participant's Account in any transaction involving Lockheed Martin's sale, liquidation, merger, or other disposition of any subsidiary.

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          (5) The Board of Directors may cancel or modify this paragraph (c) at any time prior to a Change in Control. In the event of a Change in Control, this paragraph (c) shall remain in force and effect, and shall not be subject to cancellation or modification for a period of five (5) years, and any other provision defining a capitalized term used in this paragraph (c) shall not, for purposes of this paragraph (c), be subject to cancellation or modification during the five year period.


                                   ARTICLE X
                                   ---------


                                     TRUST
                                     -----

          Although the Plan is an unfunded plan, the Corporation has established a trust (the "Trust") pursuant to a trust agreement dated December 22, 1994 by and between the Corporation and J. P. Morgan California to hold assets, subject to the claims of the Corporation's creditors in the event of its insolvency, to pay benefits under this Plan. The Corporation shall no later than nine months following the close of its fiscal year make contributions to the Trust in an amount sufficient, when added to the then principal of the Trust and after consideration of benefits to be paid pursuant to other plans covered by the Trust, to equal the present value of benefits which have accrued under the Plan during the preceding fiscal year.


                                  ARTICLE XI
                                  ----------


                                ADMINISTRATION
                                --------------

          The Plan shall be administered by the Committee or in cases where amendments are necessary to implement changes not affecting the overall functioning of the Plan; and such changes will not, in the judgment of the Lockheed Corporate Salary Board, substantially alter the nature or expense of the affected plan, then the power to amend shall also be designated to the Corporate Salary Board under guidance from counsel. The Committee shall have the right to construe the Plan, to interpret any provision thereof, to make rules and regulations relating to the Plan, and to determine any factual question arising in connection with the Plan's operation after such investigation or hearing as the Committee may deem appropriate. Any decision made by the Committee under the provisions of this Article shall be conclusive and binding on all parties concerned.

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                                  ARTICLE XII
                                  -----------


                     AMENDMENT OR TERMINATION OF THE PLAN
                     ------------------------------------

          The Board of Directors and/or the Corporate Salary Board shall have the right to amend or terminate the Plan at any time. When Plan is amended or terminated, a Participant's plan benefits shall not be less than the Plan benefits to which the Participant would have been entitled if the Participant had retired immediately prior to the amendment or termination.



                                 ARTICLE XIII
                                 ------------


                               EMPLOYMENT RIGHTS
                               -----------------

          Nothing in the Plan shall be deemed to give any person any right to remain an employee of the Corporation or affect any right of the Corporation to terminate a person's employment.



                                  ARTICLE XIV
                                  -----------


                                EFFECTIVE DATE
                                --------------

          The effective date of the Plan is January 1, 1984.


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